UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

SPRINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas		66251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 848-3280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Handset Sale Leaseback

On April 28, 2016, certain wholly-owned subsidiaries (each, an “Originator” and, collectively, the “Originators”) of Sprint Corporation (“Sprint”) entered into a series of agreements (the “Handset Sale Leaseback (Tranche 2)”) to sell, for an aggregate purchase price of approximately $1.2 billion, subject to adjustment, certain iPhone® devices (each a “Device” and, collectively, the “Devices”) subject to customer leases (each a “Customer Lease” and, collectively, the “Customer Leases”) with Sprint customers (“Customers”) to Mobile Leasing Solutions, LLC, a Delaware series limited liability company, acting for itself and on behalf of Series 2 thereof (“Mobile Leasing”). The Devices will simultaneously be leased back by the Lessees (as defined below). The Customer Leases were all entered into under Sprint’s “iPhone® Forever” or “iPhone® For Life” programs. The Handset Sale Leaseback (Tranche 2) will provide additional liquidity and funding for the ongoing business needs of Sprint and its subsidiaries. The consummation of the transactions under the Handset Sale Leaseback (Tranche 2), including payment of the Cash Purchase Price (defined below), is expected to occur during the second week of May 2016 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The material documentation for the Handset Sale Leaseback Tranche 2 includes (i) the First Step Transfer Agreement (Tranche 2), dated as of April 28, 2016 (the “First Step Transfer Agreement (Tranche 2)”), among the Originators, special purpose bankruptcy remote Cayman Islands limited liability companies that are wholly owned subsidiaries of the Originators (each, a “Lessee” and, collectively, the “Lessees”) and Sprint Spectrum L.P. (“Sprint Spectrum”), (ii) the Second Step Transfer Agreement (Tranche 2), dated as of April 28, 2016 (the “Second Step Transfer Agreement (Tranche 2)”), among the Lessees and Mobile Leasing, (iii) the Master Lease Agreement (Tranche 2), dated as of April 28, 2016 (the “Master Lease Agreement (Tranche 2)”), among Mobile Leasing, the Lessees, Sprint Spectrum and Mizuho Bank, Ltd., as Collateral Agent, (iv) the Performance Support Agreement (Tranche 2), dated as of April 28, 2016 (the “Performance Support Agreement (Tranche 2)”), by Sprint in favor of Mobile Leasing and (v) the Guaranty (Tranche 2), dated as of April 28, 2016 (the “Guaranty (Tranche 2)”) by Sprint in favor of Mobile Leasing.

Pursuant to the First Step Transfer Agreement (Tranche 2), each Originator will contribute to its related wholly-owned Lessee (i) on the Closing Date, selected Devices (each, a “Closing Date Device” and, collectively, the “Closing Date Devices”) and related Customer Leases (a “Closing Date Customer Lease” and, collectively, the “Closing Date Customer Leases”) and (ii) subject to exercise by the relevant Lessee of its Upgrade Termination Option (as defined below), on each date a Customer exchanges a Device (each, an “Exchanged Device”, and collectively, the “Exchanged Devices”) for a next generation device (each, an “Upgraded Device” and, collectively, the “Upgraded Devices”) pursuant to the iPhone® Forever Program (each such exchange, a “Customer Upgrade” and each date a Customer Upgrade occurs, an “Upgrade Date”) during the term of a Device Lease (as defined below), the Upgraded Device and the related Customer Lease (an “Upgraded Customer Lease” and, collectively, the “Upgraded Customer Leases”). The relevant Lessee has an option (the “Upgrade Termination Option”) to reverse the contribution of the Upgraded Device at the time it also reverses the sale of any Upgraded Device to Mobile Leasing and the related leaseback (described below). Upon the effective exercise by the Lessee of its Upgrade Termination Option with respect to a Device, the Device Lease for the Exchanged Device will terminate and any sale and leaseback of the Upgraded Device will be deemed not to have occurred.

Simultaneously with the contribution described above, pursuant to the Second Step Transfer Agreement (Tranche 2), (i) on the Closing Date, each Lessee will sell the Closing Date Devices and transfer certain residual rights in the Closing Date Customer Leases to Mobile Leasing in consideration for the payment by Mobile Leasing (as to each Closing Date Device, a “Related Closing Date Purchase Price” and, in the aggregate, the “Closing Date Purchase Price”) of (a) a cash purchase price of approximately $1.1 billion (the “Cash Purchase Price”) payable on the Closing Date, (b) a deferred purchase price of approximately $186.3 million, subject to adjustment, payable July 28, 2018 unless otherwise agreed (the “Final Settlement Date”) and (c) a contingent purchase price also payable on the Final Settlement Date and (ii) subject to the exercise by the relevant Lessee of its Upgrade Termination Option, on each Upgrade Date during the term of the Device Lease for a Device, each Lessee will sell the relevant Upgraded Device and transfer certain residual rights in the related Upgraded Customer Lease to Mobile Leasing in consideration for a purchase price (each, a “Related Upgrade Purchase Price”) equal to the Related Closing Date Purchase Price that was or would have been payable in respect of the Exchanged Device, subject to certain adjustments (i.e., no additional cash purchase price will be paid for the Upgraded Device). On the Closing Date, each Lessee will distribute the portion of the Cash Purchase Price it received to its parent Originator.

Simultaneously with the sale of the Devices and certain residual rights in the Customer Leases to Mobile Leasing, Mobile Leasing will lease back each Device to the relevant Lessee pursuant to a device lease that will be comprised of the Master Lease Agreement (Tranche 2) and a lease schedule (together, the “Device Lease”) in exchange for monthly rental payments (the “Device Lease Rental Payments”) to be made by the Lessees to Mobile Leasing. The Lessees have an option to terminate a Device Lease early upon payment of the early termination amounts set forth in the Master Lease Agreement. Unless a Device Lease is terminated early, the Lessees will be obligated to pay the full Device Lease Rental Payments under each Device Lease, regardless of whether Customers make lease payments (collectively, the “Customer Receivables”) for the Devices leased to them under the Customer Lease or whether the Customer Lease is still in effect. Pursuant to the Guaranty (Tranche 2), Sprint will guaranty (subject to a cap of 20% of the aggregate Cash Purchase Price) the Lessees’ obligations to make Device Lease Rental Payments to Mobile Leasing and termination payments (“Termination Payments”) owed to Mobile Leasing in the event that the Master Lease Agreement (Tranche 2) is terminated early. In addition, pursuant to the Performance Support Agreement (Tranche 2), Sprint will guaranty for the benefit of Mobile Leasing the performance of the covenants, agreements and undertakings of the Originators, the Lessees and Sprint Spectrum under the transaction documents, other than the obligation to make Device Lease Rental Payments and Termination Payments.

All Devices must be returned to Mobile Leasing, subject to purchase rights of the Customers and provided that Lessees have no obligation to return Devices not returned by the Customers to a Sprint entity.

Sprint Spectrum will act as servicer for Mobile Leasing and the Lessees in respect of the Customer Leases and the Devices.

To secure the obligations of the Lessees under the Device Lease, the Lessees will provide a security interest to Mobile Leasing in, among other things, the Customer Leases, Customer Receivables and accounts holding amounts paid in respect of the Customer Receivables. The Handset Sale Leaseback (Tranche 2) agreements contain affirmative and restrictive covenants customary for transactions of this type. Mobile Leasing will be entitled to terminate one or more Device Leases upon certain customary enumerated events of default (each, an “Event of Default”), including (i) payment default, (ii) failure to comply with covenants, (iii) breach of representations, (iv) insolvency of Sprint or other affiliates of Sprint, (v) a change of control and (vi) termination of Sprint’s license to provide wireless communication services. Upon the occurrence and continuance of an Event of Default and the exercise of remedies by Mobile Leasing, the Lessees will be obligated to pay the Termination Payments.

Brightstar Corp. (“Brightstar”) will perform logistics and marketing services with respect to the Devices. Brightstar is a subsidiary of SoftBank Group Corp., which is the controlling stockholder of Sprint and a minority owner of Mobile Leasing. In addition, Brightstar or its affiliates separately provide supply chain and inventory management services to Sprint.

The foregoing description of the Handset Sale Leaseback (Tranche 2) is qualified in its entirety by reference to the First Step Transfer Agreement (Tranche 2), the Second Step Transfer Agreement (Tranche 2), the Master Lease Agreement (Tranche 2), the Performance Support Agreement (Tranche 2) and the Guaranty (Tranche 2), which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and incorporated herein by reference.

New Credit Agreement

On April 28, 2016, Sprint Communications, Inc. (“SCI”), a direct subsidiary of Sprint, entered into an unsecured credit agreement (the “New Credit Agreement”) with Mizuho Bank, Ltd., as administrative agent, arranger and bookrunner. Sprint and certain subsidiaries of SCI guaranty the obligations of SCI under the New Credit Agreement. The New Credit Agreement matures on October 28, 2017 and provides SCI with additional liquidity for general corporate purposes other than for the repayment of existing bank debt. The aggregate amount of the commitments under the New Credit Agreement, as of April 28, 2016, is $2 billion. SCI has the option to increase the aggregate commitments by up to an additional $500 million if certain customary conditions are met.

Loans borrowed under the New Credit Agreement will be required to be repaid, and commitments under the New Credit Agreement will be automatically reduced, in an amount equal to (i) the net cash proceeds from the incurrence by Sprint or certain of its subsidiaries of certain specified indebtedness and other indebtedness issued in either the public or private markets, other than certain ordinary course indebtedness, (ii) the net cash proceeds from any issuance of equity securities or equity-linked securities by Sprint or any of its subsidiaries other than certain intercompany issuances and other customary exceptions, and (iii) a percentage of the net cash proceeds from certain asset sales made by Sprint or certain of its subsidiaries. The commitments under the New Credit Agreement will terminate, and loans borrowed thereunder are required to be repaid, upon a change of control.

The New Credit Agreement contains representations, warranties, covenants and events of default substantially the same as those contained in SCI’s revolving credit facility.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	First Step Transfer Agreement (Tranche 2), dated as of April 28, 2016, among the originators from time to time party thereto, the lessees from time to time party thereto and Sprint Spectrum L.P.

10.2	Second Step Transfer Agreement (Tranche 2), dated as of April 28, 2016, among the lessees from time to time party thereto and Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof

10.3	Master Lease Agreement (Tranche 2), dated as of April 28, 2016, among Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof, the lessees from time to time party thereto, Sprint Spectrum L.P. and Mizuho Bank, ltd., as Collateral Agent

10.4	Performance Support Agreement (Tranche 2), dated as of April 28, 2016, by Sprint Corporation in favor of Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof

10.5	Guaranty (Tranche 2), dated as of April 28, 2016, by Sprint Corporation in favor of Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof

10.6	Credit Agreement, dated as of April 28, 2016, among Sprint Communications, Inc., as borrower, Sprint Corporation and certain subsidiaries of Sprint Communications, Inc., as guarantors, and Mizuho Bank, Ltd., as administrative agent, arranger and bookrunner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

Date: April 29, 2016	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Step Transfer Agreement (Tranche 2), dated as of April 28, 2016, among the originators from time to time party thereto, the lessees from time to time party thereto and Sprint Spectrum L.P.

10.2	Second Step Transfer Agreement (Tranche 2), dated as of April 28, 2016, among the lessees from time to time party thereto and Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof

10.3	Master Lease Agreement (Tranche 2), dated as of April 28, 2016, among Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof, the lessees from time to time party thereto, Sprint Spectrum L.P. and Mizuho Bank, ltd., as Collateral Agent

10.4	Performance Support Agreement (Tranche 2), dated as of April 28, 2016, by Sprint Corporation in favor of Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof

10.5	Guaranty (Tranche 2), dated as of April 28, 2016, by Sprint Corporation in favor of Mobile Leasing Solutions, LLC, acting for itself and on behalf of Series 2 thereof

10.6	Credit Agreement, dated as of April 28, 2016, among Sprint Communications, Inc., as borrower, Sprint Corporation and certain subsidiaries of Sprint Communications, Inc., as guarantors, and Mizuho Bank, Ltd., as administrative agent, arranger and bookrunner